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                                                                   EXHIBIT 10.61

                                                (California Net Lease with Stops
                                                        for Taxes and Insurance)


                                 LEASE AGREEMENT

         THIS LEASE AGREEMENT is made this 16 day of August, 1996 between SCI Limited Partnership-1, a Delaware Limited Partnership ("Landlord"), and the Tenant named below.


Tenant:                       SteriGenics International, a California
                              Corporation

Tenant's representative,      James Clouser
address, and phone no.:       President and CEO
                              4020 Clipper Court
                              Fremont, CA 94538
                              Phone 510-770-9000 or 800/777-9012
                              Fax 510/770-1499

Premises:                     That Building, containing approximately 24,250
                              rentable square feet, as determined by Landlord, as shown on Exhibit A. The common address of which is 2311-239 Lincoln Avenue, Hayward, CA 94545.

Project:                      Hayward Industrial Center

Building:                     Building #12(#13612A)

Tenant's Proportionate Share  3.2%
of Project:

Tenant's Proportionate Share  100%
of Building:

Lease Term:                   Beginning on the Commencement Date and ending on
                              the last day of the 60th full calendar month thereafter.

Commencement Date:            September 1, 1996

Initial Monthly Base Rent:    $13,338

Initial Estimated Monthly             1. Utilities:                 $150
Operating Expense Payments:
(estimates only and subject to        2. Common Area Charges:       $465
adjustment to actual costs and
expense according to the provisions   3. Others:                     $90
of this Lease)

Initial Total Estimated Monthly
Operating Expense Payments:                         $705

Initial Total Monthly Base Rent and
Operating Expense Payments:                      $14,043

Base Year:                    Taxes:       July 1, 1996 - June 30, 1997
                              Insurance:   December 1, 1995 - November 30, 1996

Security Deposit:             $14,043

Broker:                       None

Addenda:                      Exhibits A, B, C and Addendums 1,2,3 and 4


         1. GRANTING CLAUSE. In consideration of the obligation of Tenant to pay rent as herein provided and in consideration of the other terms, covenants, and conditions hereof, Landlord leases to Tenant, and Tenant takes from Landlord, the Premises, to have and to hold for the Lease Term, subject to the terms, covenants and conditions of this Lease.

         2. ACCEPTANCE OF PREMISES. Tenant shall accept the obligation in its condition as of the Commencement Date, subject to all applicable laws, ordinances, regulations, covenants and restrictions. Landlord has made no representation or warranty as to the suitability of the Premises for the conduct of Tenant's business, and Tenant waives any implied warranty that the Premises are suitable for Tenant's intended purposes. Except as provided in Paragraph 10, in no event shall Landlord have any obligation for any defects in the Premises or any limitation on its use. The taking of possession of the Premises shall be conclusive evidence that Tenant accepts the Premises and that the Premises were in good condition at the time possession was taken except for items that are Landlord's responsibility under Paragraph 10 and any punchlist items agreed to in writing by Landlord and Tenant.



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         3. USE. The Premises shall be used only for the purpose of receiving, storing, shipping and selling (but limited to wholesale sales) products, material and merchandise made and/or distributed by Tenant and for such other lawful purposes as may be incidental thereto; provided, however, with Landlord's prior written consent, Tenant may also use the Premises for light manufacturing. Tenant shall not conduct or give notice of any auction, liquidation, or going out of business sale on the Premises. Tenant will use the Premises in a careful, safe and proper manner and will not commit waste thereon, overload the floor or structure of the Premises or subject the Premises to use that would damage the Premises. Tenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas, noise, or vibrations to emanate from the Premises or take any other action that would constitute a nuisance or would disturb, unreasonably interfere with, or endanger Landlord or any other tenants of the Project. Outside storage, including without limitation, storage of trucks and other vehicles, is prohibited without Landlord's prior written consent. Tenant, at its sole expense, shall use and occupy the Premises in compliance with all laws, including, without limitation, the Americans With Disabilities Act, orders, judgments, ordinances, regulations, codes, directives, permits, licenses, covenants and restrictions now or hereafter applicable to the Premises (collectively, "Legal Requirements"). Tenant shall, at its expense, make any alterations or modifications, within or without the Premises, that are required by Legal Requirements related to Tenant's particular use or occupation of the Premises. Subject to the immediately preceding sentence, but notwithstanding any other provision hereof to the contrary, Landlord and not Tenant shall be responsible for complying with Legal Requirements (including performing alterations or modifications necessary to make the Premises comply with applicable Legal Requirements) to the extent such compliance (i) relates to structural components of the Building and the Project or to the exterior of the Building, or (ii) is mandated generally for commercial and industrial properties in the City of Hayward and is not the result of Tenant's particular use of the Premises. The cost of any capital expenditures incurred by Landlord to comply with applicable Legal Requirements (including the cost of any required additions, alterations or modifications) under the immediately preceding sentence shall be amortized as provided in Paragraph 6 below. Tenant shall pay its Proportionate Share of such amortized costs over the remaining term of the Lease as provided in Paragraph 6 below. Tenant shall not be responsible for any costs attributable to maintaining compliance with Legal Requirements to the extent such compliance is necessitated by the particular use of lessees of the Project other than Tenant. Tenant will not use or permit the Premises to be used for any purpose or in any manner that would void Tenant's or Landlord's insurance, increase the insurance risk, or cause the disallowance of any sprinkler credits. If any increase in the cost of any insurance on the Premises or the Project is caused by Tenant's use or occupation of the Promises, or because Tenant vacates the Premises, then Tenant shall pay the amount of such increase to Landlord. Any occupation of the Premises by Tenant prior to the Commencement Date shall be subject to all obligations of Tenant under this Lease.

         4. BASE RENT. Tenant shall pay Base Rent in the amount set forth above. The first month's Base Rent, the Security Deposit, and the first monthly installment of estimated Operating Expenses (as hereafter defined) shall be due and payable on the date hereof, and Tenant promise to pay to Landlord in advance, without demand, deduction or set-off, monthly installments of Base Rent on or before the first day of each calendar month succeeding the Commencement Date. Payments of Base Rent for any fractional calendar month shall be prorated. All payments required to be made by Tenant to Landlord hereunder shall be payable at such address as Landlord may specify from time to time by written notice delivered in accordance herewith. The obligation of Tenant to pay Base Rent and other sums to Landlord and the obligations of Landlord under this Lease are independent obligations. Tenant shall have no right at any time to abate, reduce, or set-off any rent due hereunder except as may be expressly provided in this Lease.

If Tenant is delinquent in any monthly installment of Base Rent or of estimated Operating Expenses for more than 5 days after written notice (provided that Landlord shall not be required to provide notice of monetary default more than twice in any 12 month period or more than four (4) times during the term of the Lease, as it may be extended), Tenant shall pay to Landlord on demand a late charge equal to 5 percent of such delinquent sum. The provision for such late charge shall be in addition to all of Landlord's other rights and remedies hereunder or at law and shall not be construed as a penalty.

         5. SECURITY DEPOSIT. The Security Deposit shall be held by Landlord as security for the performance of Tenant's obligations under this Lease. The Security Deposit is not an advance rental deposit or a measure of Landlord's damages in case of Tenant's default. Upon each occurrence of an Event of Default (hereinafter defined), Landlord may use all or part of the Security Deposit to pay delinquent payments due under this Lease, and the cost of any damage injury, expense or liability caused by such Event of Default, without prejudice to any other remedy provided herein or provided by law. Tenant shall pay Landlord on demand the amount that will restore the Security Deposit to its original amount. Landlord's obligation respecting the Security Deposit is that of a debtor, not a trustee; no interest shall accrue thereon. The Security Deposit shall be the property of Landlord, but shall be paid to Tenant when Tenant's obligations under this Lease have been completely fulfilled. Landlord shall be released from any obligation with respect to the Security Deposit upon transfer of this Lease and the Premises to a person or entity assuming Landlord's obligations under this Paragraph 5.

         6. OPERATING EXPENSE PAYMENTS. During each month of the Lease Term, on the same date that Base Rent is due, Tenant shall pay Landlord an amount equal to 1/12 of the annual cost, as estimated by Landlord from time to time, of Tenant's Proportionate Share (hereinafter defined) of Operating Expenses for the Project. Payments thereof for any fractional calendar month shall be prorated. The term "Operating Expenses" means all costs and expenses incurred by Landlord with respect to the ownership, maintenance, and operation of the Project including, but not limited to costs of: utilities; maintenance, repair and replacement of all portions of the Project, including without limitation, paving and parking areas, roads, roofs, alleys, and driveways, mowing, landscaping, exterior painting, utility lines, heating, ventilation and air conditioning systems, lighting, electrical systems and other mechanical and building systems; amounts paid to contractors and subcontractors for work or services performed in connection with any of the foregoing; charges paid to contractors and subcontractors for work or services performed in connection with any of the foregoing; charges or assessments of any association to which the Project is subject; fees payable to tax consultants and attorneys for


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or assessments of any association to which the Project is subject; fees payable to tax consultants and attorneys for consultation and contesting taxes; property management fees payable to a property manager, including any affiliate of Landlord, or if there is no property manager, an administration fee of 15 percent of Operating Expenses payable to Landlord; security services, if any; trash collection, sweeping and removal; and additions or alterations made by Landlord to the Project or the Building in order to comply with Legal Requirements (other than those expressly required herein to be made by Tenant) or that are appropriate to the continued operation of the Project or the Building as a bulk warehouse facility in the market area, provided that the cost of such additions or alterations that are required to be capitalized for federal income tax purposes shall be amortized on a straight line basis over a period equal to the lesser of the useful life thereof for federal income tax purposes or 10 years. In addition, Operating Expenses shall include (i) the amount by which Taxes (hereinafter defined) for each calendar year during the Lease term exceeds Taxes for the Base Year, and (ii) the amount by which the cost of insurance maintained by Landlord for the Project for each calendar year during the Lease term exceeds the cost of such insurance for the Base Year. Operating Expenses do not include costs, or expenses, or depreciation or amortization for capital repairs and capital replacements required to be made by Landlord under Paragraph 10 of this Lease, debt service under mortgages or ground rent under ground leases, costs of restoration to the extent of net insurance proceeds received by Landlord with respect thereto, leasing commissions, or the costs of renovating space for tenants.

                  If Tenant's total payments of Operating Expenses for any year are less than Tenant's Proportionate Share of actual Operating Expenses for such year, then Tenant shall pay the difference to Landlord within 30 days after demand, and if more, then Landlord shall retain such excess and credit it against Tenant's next payments. For purposes of calculating Tenant's Proportionate Share of Operating Expenses, a year shall mean a calendar year except the first year, which shall begin on the Commencement Date, and the last year, which shall end on the expiration of this Lease. With respect to Operating Expenses which Landlord allocates to the entire Project, Tenant's "Proportionate Share" shall be the percentage set forth on the first page of this Lease as Tenant's Proportionate Share of the Project as reasonably adjusted by Landlord in the future for changes in the physical size of the Premises or Project; and, with respect to Operating Expenses which Landlord allocates only to the Building, Tenant's "Proportionate Share" shall be the percentage set forth on the first page of this Lease as Tenant's Proportionate Share of the Building as reasonably adjusted by Landlord in the future for changes in the physical size of the Premises or the Building. Landlord may equitably increase Tenant's Proportionate Share for any item of expense or cost reimbursable by Tenant that relates to a repair, replacement, or service that benefits only the Premises or only a portion of to Project or Building that includes the Premises or that varies with occupancy or use. The estimated Operating Expenses for the Premises set forth on the first Page of this Lease are only estimates, and Landlord makes no guaranty or warranty that such estimates will be accurate.

         7. UTILITIES. Tenant shall pay for all water, gas, electricity, heat, light, power, telephone, sewer, sprinkler services, refuse and trash collection, and other utilities and services used on the Premises, all maintenance charges for utilities, and any storm sewer charges or other similar charges for utilities imposed by any governmental entity or utility provider, together with any taxes, penalties, surcharges or the like pertaining to Tenant's use of the Premises. Landlord may cause at Tenant's expense any utilities to be separately metered or charged directly to Tenant by the provider. Tenant shall pay its share of all charges for jointly metered utilities based upon consumption, as reasonably determined by Landlord. No interruption or failure of utilities shall result in the termination of this Lease or the abatement of rent. Tenant agrees to limit use of water and sewer for normal restroom use.

         8. TAXES. Landlord shall pay all taxes, assessments and governmental charges (collectively referred to as "Taxes") that accrue against the Project during the Lease Term, Landlord may contest by appropriate legal proceedings the amount, validity, or application of any Taxes or liens thereof. All capital levies or other taxes assessed or imposed on Landlord upon the rents payable to Landlord under this Lease and any franchise tax, any excise, transaction, sales or privilege tax, assessment levy or charge measured by or based, in whole or in part, upon such rents from the Premises and/or the Project or any portion thereof shall be paid by Tenant to Landlord monthly in estimated installments or upon demand, at the option of Landlord, as additional rent; provided, however, in no event shall Tenant be liable for any net income taxes imposed on Landlord unless such net income taxes are in substitution for any Taxes payable hereunder. If any such tax or excise is levied or assessed directly against Tenant, then Tenant shall be responsible for and shall pay the same at such times and in such manner as the taxing authority shall require. Tenant shall be liable for all taxes levied or assessed against any personal property or fixtures placed in the Premises, whether levied or assessed against Landlord or Tenant.

         9. INSURANCE. Landlord shall maintain all risk property insurance covering the full replacement cost of the Building. Landlord may, but is not obligated to, maintain such other insurance and additional coverages as it may deem necessary, including, but not limited to, commercial liability insurance and rent loss insurance. All such insurance shall be included as part of the Operating Expenses charged to Tenant. The Project or Building may be included in a blanket policy (in which case the cost of such insurance allocable to the Project or Building will be determined by Landlord based upon the insurer's cost calculations). Tenant shall also reimburse Landlord for any increased premiums or additional insurance which Landlord deems reasonably necessary as a result of Tenant's use of the Premises.

                  Tenant, at its expense, shall maintain during the Lease Term: all risk property insurance covering the full replacement cost of all property and improvements, installed or placed in the Premises by Tenant at Tenant's expense; worker's compensation insurance with no less than the minimum limits required by law; employer's liability insurance with such limits as required by law; and commercial liability insurance, with a minimum limit of $1,000,000 per occurrence and a minimum umbrella limit of $1,000,000, for a total minimum combined general liability and umbrella limit of $2,000,000 (together with such additional umbrella coverage as Landlord may reasonably require) for property damage, personal injuries, or deaths of persons occurring in or about the Premises. Landlord may from time to time require reasonable increases in any such limits. The commercial liability policies shall name Landlord as an additional insured, insure on an occurrence and not a claims-made basis, be issued by insurance companies which are reasonably acceptable to Landlord, not be cancelable unless 30 days prior written notice shall have been given to Landlord, contain

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a hostile fire endorsement and a contractual liability endorsement and provide primary coverage to Landlord (any policy issued to Landlord providing duplicate or similar coverage shall be deemed excess over Tenant's policies). Such policies or certificates thereof shall be delivered to Landlord by Tenant upon commencement of the Lease Term and upon each renewal of said insurance.

                  The all risk property insurance obtained by Landlord and Tenant shall include a waiver of subrogation by the insurers and all rights based upon an assignment from its insured, against Landlord or Tenant, their officers, directors, employees, managers, agents, invitees and contractors, in connection with any loss or damage thereby insured against. Neither party nor its officers, directors, employees, managers, agents, invitees or contractors shall be liable to the other for loss or damage caused by any risk coverable by all risk property insurance, and each party waives any claims against the other party, and its officers, directors, employees, managers, agents, invitees and contractors for such loss or damage. The failure of a party to insure its property shall not void this waiver. Landlord and its agents, employees and contractors shall not be liable for, and Tenant hereby waives all claims against such parties for, business interruption and losses occasioned thereby sustained by Tenant or any person claiming through Tenant resulting from any accident or occurrence in or upon the Premises or the Project from any cause whatsoever, including without limitation, damage caused in whole or in part, directly or indirectly, by the negligence of Landlord or its agents, employees or contractors.

         10. LANDLORD'S REPAIRS. Landlord shall maintain, at its expense, the structural soundness of the roof, foundation, and exterior walls of the Building in good repair, reasonable wear and tear and uninsured losses and damages caused by Tenant its agents and contractors excluded. The term "walls" as used In this Paragraph 10 shall not include windows, glass or plate glass, doors or overhead doors, special store fronts, dock bumpers, dock plates or levelers, or office entries. Tenant shall promptly give Landlord written notice of any repair required by Landlord pursuant to this Paragraph 10, after which Landlord shall have a reasonable opportunity to repair.

         11. TENANT'S REPAIRS. Landlord, at Tenant's expense as provided in Paragraph 6, shall maintain in good repair and condition the parking areas and other common areas of the Building, including, but not limited to driveways, alleys, landscape and grounds surrounding the Premises. Subject to Landlord's obligation in Paragraph 10 and subject to Paragraph 9 and 15, Tenant, at its expense, shall repair replace and maintain in good condition all portions of the Premises and all areas, improvements and systems exclusively serving the Premises including, without limitation, dock and loading areas, truck doors, plumbing, water, and sewer lines up to points of common connection, fire sprinklers and fire protection systems, entries, doors, ceilings and roof membrane, windows, interior walls, and the interior side of demising walls, and heating, ventilation and air conditioning systems. Such repair and replacements include capital expenditures and repairs whose benefit may extend beyond the Term. Heating, ventilation and air conditioning systems and other mechanical and building systems serving the Premises shall be maintained at Tenant's expense pursuant to maintenance service contracts entered into by, Tenant or, at Landlord's election, by Landlord. The scope of services and contractors under such maintenance contracts shall be reasonably approved by Landlord. At Landlord's request, Tenant shall enter into a joint maintenance agreement with any railroad that services the Premises. If Tenant fails to perform any repair or replacement for which it is responsible, Landlord may perform such work and be reimbursed by Tenant within 10 days after demand therefor. Subject to Paragraphs 9 and 15, Tenant shall bear full cost of any repair or replacement to any part of the Building or Project that results from damage caused by Tenant, its agents, contractors, or invitees and any repair that benefits only the premises.

         12. TENANT-MADE ALTERATIONS AND TRADE FIXTURES. Any alterations, additions, or improvements made by or on behalf of Tenant to the Premises ("Tenant-Made Alterations") shall be subject to Landlord's prior written consent which shall not be unreasonably withheld provided that such Tenant-Made Alterations do not effect the structure or mechanical components of the building or pierce the roof of the building. Tenant-Made Alterations shall cause, at its expense, all Tenant-Made Alterations to comply with insurance requirements and with Legal Requirements and shall construct at its expense any alteration or modification required by Legal Requirements as a result of any Tenant-Made Alterations. All Tenant-Made Alterations shall be constructed in a good and workmanlike manner by contractors reasonably acceptable to Landlord and only good grades of materials shall be used. All plans and specifications for any Tenant-Made Alterations shall be submitted to landlord for its approval. Landlord may monitor construction of the Tenant-Made Alterations. Tenant shall reimburse Landlord for its costs in reviewing plans and specifications and in monitoring construction. Landlord's right to review plans and specifications and to monitor construction shall be solely for its own benefit, and Landlord shall have no duty to see that such plans and specifications or construction comply with applicable laws, codes, rules and regulations. Tenant shall provide Landlord with the identities and mailing addressees of all persons performing work or supplying materials, prior to beginning such construction, and Landlord may post on and about the Premises notices of non-responsibility pursuant to applicable law. Tenant shall furnish security or make other arrangements satisfactory to Landlord to assure payment for the completion of all work free and clear of liens and shall provide certificates of insurance for worker's compensation and other coverage in amounts and from an insurance company satisfactory to Landlord protecting Landlord against liability for personal injury or property damage during construction. Upon completion of any Tenant-Made Alterations, Tenant shall deliver to Landlord sworn statements setting forth the names of all contractors and subcontractors who did work on the Tenant-Made Alterations and final lien waivers from all such contractors and subcontractors. Upon surrender of the Premises, all Tenant-Made Alterations and any leasehold improvements constructed by Landlord or Tenant shall remain on the Premises as Landlord's property, except to the extent Landlord's requires removal at Tenant's expense of any such items or Landlord and Tenant have otherwise agreed in writing in connection with Landlord's consent to any Tenant-Made Alterations. Tenant shall repair any damage caused by such removal.

                  Tenant, at its own cost and expense and without Landlord's prior approval, may erect such shelves, bins, machines and trade fixtures (collectively "Trade Fixtures") in the ordinary course of its business provided that such items do not alter the basic character of the Premises, do not overload or damage the Premises, and may be removed without injury to the Premises, and the construction, erection, and installation thereof complies with all Legal

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Requirements and with landlord's requirements set forth above. Tenant shall remove its Trade Fixtures and shall repair any damage caused by such removal.

         13. SIGNS. Tenant shall not make any changes to the exterior of the Premises, install any exterior lights, decorations, balloons, flags, pennants, banners, or painting, or erect or install any signs, windows or door lettering, placards, decorations, or advertising media of any type which can be viewed from the exterior of the Premises, without Landlord's prior written consent. Upon surrender or vacation of the Premises, Tenant shall have removed all signs and repair, paint, and/or replace the building facia surface to which its signs are attached. Tenant shall obtain all applicable governmental permits and approvals for sign and exterior treatments. All signs, decorations, advertising media, blinds, draperies and other window treatment or bars or other security installations visible from outside the Premises shall be subject to Landlord's approval and conform in all respects to Landlord's requirements.

         14. PARKING. Tenant shall be entitled to park in common with other tenants of the Project in those areas designated for nonreserved parking. Landlord may allocate parking spaces among Tenant and other tenants in the Project if Landlord determines that such parking facilities are becoming crowded. Landlord shall not be responsible for enforcing Tenant's parking rights against any third parties.

         15. RESTORATION. If at any time during the Lease Term the Premises are damaged by a fire or other casualty, Landlord shall notify Tenant within 45 days after such damage as to the amount of time Landlord reasonably estimates it will take to restore the Premises. If the restoration time is estimated to exceed 6 months, either Landlord or Tenant may elect to terminate this Lease upon notice to the other party given no later than 30 days after Landlord's notice. If neither party elects to terminate this Lease or if Landlord estimates that restoration will take 6 months or less, then, subject to receipt of sufficient insurance proceeds, Landlord shall promptly restore the Premises excluding the improvements installed by Tenant or by Landlord and paid by Tenant, subject to delays arising from the collection of insurance proceeds or from Force Majeure events. Tenant at Tenant's expense shall promptly perform, subject to delays arising from the collection of insurance proceeds, or from Force Majeure events, all repairs or restoration not required to be done by Landlord and shall promptly re-enter the Premises and commence doing business in accordance with this Lease. Notwithstanding the foregoing, either party may terminate this Lease if the Premises are damaged during the last year of the Lease Term and Landlord reasonably estimates that it will take more than one month to repair such damage. Tenant shall pay to Landlord with respect to any damage to the Promises the amount of the commercially reasonable deductible under Landlord's insurance policy (currently $10,000) within 10 days after presentment of Landlord's invoice. If the damage involves the premises of other tenants, Tenant shall pay the portion of the deductible that the cost of the restoration of the Premises bears to the total cost of restoration, as determined by Landlord. Base Rent and Operating Expenses shall be abated for the period of repair and restoration in the proportion which the area of the Premises, if any, which is not usable by Tenant bears to the total area of the Premises. Such abatement shall be the sole remedy of Tenant, and except as provided herein, Tenant waives any right to terminate the Lease by reason of damage or casualty loss.

         16. CONDEMNATION. If any part of the Premises or the Project should be taken for any public or quasi-public use under governmental law, ordinance, or regulation, or by right of eminent domain, or by private purchase in lieu thereof (a "Taking" or "Taken"), and the Taking would prevent or materially interfere with Tenant's use of the Premises or in Landlord's judgment would materially interfere with or impair its ownership or operation of the Project, then upon written notice by either party this Lease shall terminate and Base Rent shall be apportioned as of said date. If part of the Premises shall be Taken, and this Lease is not terminated as provided above, the Base Rent payable hereunder during the unexpired Lease Term shall be reduced to such extent as may be fair and reasonable under the circumstance. In the event of any such Taking, Landlord shall be entitled to receive the entire price or award from any such Taking without any payment to Tenant, and Tenant hereby assigns to Landlord Tenant's interest, if any, in such award. Tenant shall have the right, to the extent that same shall not diminish Landlord's award, to make a separate claim against the condemning authority (but not Landlord) for such compensation as may be separately awarded or recoverable by Tenant for moving expenses and damage to Tenant's Trade Fixtures, if a separate award for such items is made to Tenant.

         17. ASSIGNMENT AND SUBLETTING. Without Landlord's prior written consent, which landlord shall not unreasonably withhold, Tenant shall not assign this Lease or sublease the Premises or any part thereof or mortgage, pledge; or hypothecate its leasehold interest or grant any concession or license within the Premises and any attempt to do any of the foregoing shall be void and of no effect. For purposes of this paragraph, a transfer of the ownership interests controlling Tenant shall be deemed an assignment of this Lease unless such ownership interests are publicly traded. Notwithstanding the above, Tenant may assign or sublet the Premises, or any part thereof, to any entity controlling Tenant, controlled by Tenant or under common control with Tenant (a "Tenant Affiliate"), without the prior written consent of Landlord. Tenant shall reimburse Landlord for all of Landlord's reasonable out-of-pocket expenses in connection with any assignment or sublease. Upon Landlord's receipt of Tenant's written notice of a desire to assign or sublet a minimum of 75% of the Premises, (other than to a Tenant Affiliate), Landlord may, by giving written notice to Tenant within 30 days after receipt of Tenant's notice, terminate this Lease with respect to the space described in Tenant's notice, as of the date specified in Tenant's notice for the commencement of the proposed assignment or sublease. If Landlord so terminates the Lease, Landlord may enter into a lease directly with the proposed sublessee or assignee. Tenant may withdraw its notice to sublease or assign by notifying Landlord within 10 days after Landlord has given Tenant notice of such termination, in which case the Lease shall not terminate but shall continue.

                  It shall be reasonable for the Landlord to withhold its consent to any assignment or sublease in any of the following instances: (i) an Event of Default has occurred and is continuing that would not be cured upon the proposed sublease or assignment; (ii) the assignee or subleasee does not have a net worth calculated according to generally accepted accounting principles at least equal to the greater of the net worth of Tenant immediately prior to such assignment or sublease or the net worth of the Tenant at the time it executed the Lease; (iii) the intended use of the Premises by the assignee or sublessee is not reasonably satisfactory to Landlord; (iv) the intended use of the Premises by the assignee or

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

sublessee would materially increase the pedestrian or vehicular traffic to the Premises or the Project; (v) occupancy of the Premises by the assignee or sublessee would, in Landlord's opinion, violate an agreement binding upon Landlord or the Project with regard to the identity of tenants, usage in the Project, or similar matters; (vi) the identity or business reputation of the assignee or sublessee will, in the good faith judgment of Landlord, tend to damage the goodwill or reputation of the Project; (vii) the assignee or sublet is to another tenant in the Project and is at rates which are below those charged by Landlord for comparable space in the Project; (viii) in the case of a sublease, the subtenant has not acknowledged that the Lease controls over any inconsistent provision in the sublease; (ix) the proposed assignee or sublease is a governmental agency; or (x) there is vacant space in the Premises suitable for lease to the proposed sublessee or assignee. Tenant and Landlord acknowledge that each of the foregoing criterion are reasonable as of the date of execution of this Lease. The foregoing criteria shall not exclude any other reasonable basis for Landlord to refuse its consent to such assignment or sublease. Any approved assignment or sublease shall be expressly subject to the terms and conditions of this Lease. Tenant shall provide to Landlord all information concerning the assignee or sublessee as Landlord may request.

                  Notwithstanding any assignment or subletting, Tenant and any guarantor or surety of Tenant's obligations under this Lease shall at all times remain fully responsible and liable for the payment of the rent and for compliance with all of Tenant's other obligations under this Lease (regardless of whether Landlord's approval has been obtained for any such assignments or subletting). In the event that the rent due and payable by a sublessee or assignee (or a combination of the rental payable under such sublease or assignment plus any bonus or other consideration therefor or incident thereto exceeds the rental payable under this Lease, then Tenant shall be bound and obligated to pay Landlord as additional rent hereunder all such excess rental and other excess consideration within 10 days following receipt thereof by Tenant.

                  If this Lease be assigned or if the Premises be subleased (whether in whole or in part) or in the event of the mortgage, pledge, or hypothecation of Tenant's leasehold interest or grant of any concession or license within the Premises or if the Premises be occupied in whole or in part by anyone other than Tenant, then upon a default by Tenant hereunder Landlord may collect rent from the assignee, sublessee, mortgagee, pledgee, party to whom the leasehold interest was hypothecated, concessionee or licensee or other occupant and, except to the extent set forth in the preceding paragraph, apply the amount collected to the next rent payable hereunder; and all such rentals collected by Tenant shall be held in trust for Landlord and immediately forwarded to Landlord. No such transaction or collection of rent or application thereof by Landlord, however, shall be deemed a waiver of these provisions or a release of Tenant from the further performance by Tenant of its covenants, duties, or obligations hereunder.

         18. INDEMNIFICATION. Except for the willful misconduct or negligence of Landlord, its agents, employees or contractors, and to the extent permitted by law, Tenant agrees to indemnify, defend and hold harmless Landlord, and Landlord's agents, employees and contractors, from and against any and all losses, liabilities, damages, costs and expenses (including attorneys' fees) resulting from claims by third parties for injuries to any person and damage to or theft or misappropriation or loss of property occurring in or about the Project and arising from the use and occupancy of the Premises or from any activity, work, or thing done, permitted or suffered by Tenant in or about the Premises or due to any other act or omission of Tenant, its subtenants, assignees, invitees, employees, contractors and agents. The furnishing of insurance required hereunder shall not be deemed to limit Tenant's obligations under this Paragraph 18.

         19. INSPECTION AND ACCESS. Landlord and its agents, representatives, and contractors may enter the Premises at any reasonable time with prior notice (except in the case of emergency) to inspect the Premises and to make such repairs as may be required or permitted pursuant to this Lease and for any other business purpose. Landlord and Landlord's representatives may enter the Premises during business hours for the purpose of showing the Premises to prospective purchasers and, during the last year of the Lease Term, to prospective tenants. Landlord may erect a suitable sign on the Premises stating the Premises are available to let or that the Project is available for sale. Landlord may grant easements, make public dedications, designate common areas and create restrictions on or about the Premises, provided that no such easement, dedication, designation or restriction materially interferes with Tenant's use or occupancy of the Premises. At Landlord's request, Tenant shall execute such instruments as my be necessary for such easements, dedications or restrictions.

         20. QUIET ENJOYMENT. If Tenant shall perform all of the convenants and agreements herein required to be performed by Tenant, Tenant shall, subject to the terms of this Lease, at all times during the Lease Term, have peaceful and quiet enjoyment of the Premises against any person claiming by, through or under Landlord.

         21. SURRENDER. Upon termination of the Lease Term or earlier termination of Tenant's right of possession, Tenant shall surrender the Premises to Landlord in the same condition as received, broom clean, ordinary wear and tear and casualty loss and condemnation covered by Paragraphs 15 and 16 excepted. Any Trade Fixtures, Tenant-Made Alterations and property not so removed by Tenant as permitted or required herein shall be deemed abandoned and may be stored, removed, and disposed of by Landlord at Tenant's expense, and Tenant waives all claims against Landlord for any damages resulting from Landlord's retention and disposition of such property. All obligations of Tenant hereunder not fully performed as of the termination of the Lease Term shall survive the termination of the Lease Term, including without limitation, indemnity obligations, payment obligations with respect to Operating Expenses and all obligations concerning the condition and repair of the Premises.

         22. HOLDING OVER. If Tenant retains possession of the Premises after the termination of the Lease Term, unless otherwise agreed in writing, such possession shall be subject to immediate termination by Landlord at any time, and all of the other terms and provisions of this Lease (excluding any expansion or renewal option or other similar right or option) shall be applicable during such holdover period, except that Tenant shall Pay Landlord from time to time, upon demand, as Base Rent for the holdover period, an amount equal to 150% of the Base Rent in effect on the termination date, computed on a monthly basis for each month or part thereof during such holding over. All other payments shall continue under the terms of this Lease. In addition, Tenant shall be liable for all damages incurred by Landlord as a result of such holding over. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided, and this Paragraph 22 shall not be construed as consent for Tenant to retain possession of the Premises.

         23. EVENT OF DEFAULT. Each of the following events shall be an event of default ("Event of Default") by Tenant under this Lease:

                  (i) Tenant shall fail to pay any installment of Base Rent or any other payment required herein when due, and such failure shall continue for a period of 5 days after written notice (provided that Landlord shall not be required to provide notice of monetary default more than twice in any 12 month period or more than four (4) times during the term of this Lease, as it may be extended) from the date such payment was due.

                  (ii) Tenant or any guarantor or surety of Tenant's obligations hereunder shall (A) make a general assignment for the benefit of creditors; (B) commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or of any substantial part of its property (collectively a "proceeding for relief"); (C) become the subject of any proceeding for relief which is not dismissed within 60 days of its filing or entry; or (D) die or suffer a legal disability (if Tenant, guarantor, or surety is an individual) or be dissolved or otherwise fail to maintain its legal existence (if Tenant, guarantor or surety is a corporation, partnership or other entity).

                  (iii) Any insurance required to be maintained by Tenant pursuant to this Lease shall be cancelled or terminated or shall expire or shall be reduced or materially changed, except, in each case, as permitted in this Lease.

                  (iv) Tenant shall not occupy or shall vacate the Premises or shall fail to continuously operate its business at the Premises for the permitted use set forth herein, whether or not Tenant is in monetary or other default under this Lease.

                  (v) Tenant shall attempt or there shall occur any assignment, subleasing or other transfer of Tenant's interest in or with respect to this lease except as otherwise permitted in this Lease.

                  (vi) Tenant shall fail to discharge any lien placed upon the Premises in violation of this Lease within 30 days after any such lien or encumbrance is filed against the Premises.

                  (vii) Tenant shall fail to comply with any provision of this Lease other than those specifically referred to in this paragraph 23, and except as otherwise expressly provided herein, such default shall continue for more than 30 days after Landlord shall have given Tenant written notice of such default or such longer period of time reasonably required if Tenant is actively pursuing such default, but not to exceed 90 days.

         24. LANDLORD'S REMEDIES. Upon each occurrence of an Event of Default and so long as such Event of Default shall be continuing, Landlord may at any time thereafter at its election: terminate this Lease; and/or pursue any other remedies at law or in equity. Upon the termination of this Lease or termination of Tenant's right of possession, it shall be lawful for Landlord, without formal demand or notice of any kind, to re-enter the Promises by summary dispossession proceedings or any other action or proceeding authorized by law and to remove Tenant and all persons and property therefrom. If Landlord re-enters the Premises, Landlord shall have the right to keep in place and use, or remove and store, all of the furniture, fixtures and equipment at the Premises.

                  Except as otherwise provided in the next paragraph, if Tenant breaches this Lease and abandons the Premises prior to the end of the term hereof, or if Tenant's right to possession is terminated by Landlord because of an Event of Default by Tenant under this Lease, this Lease shall terminate. Upon such termination, Landlord may recover from Tenant the following, as provided in
Section 1951.2 of the Civil Code of California: (i) the worth at the time of award of the unpaid Base Rent and other charges under this Lease that had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the reasonable value of the unpaid Base Rent and other charges under this Lease which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; (iii) the worth at the time of award by which the reasonable value of the unpaid Base Rent and other charges under this Lease for the balance of the term of this Lease after to time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; and
(iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or that in the ordinary course of things would be likely to result therefrom. As used herein, the following terms are defined: (a) the "worth at the time of award" of the amounts referred to in Sections (i) and (ii) is computed by allowing interest at the lesser of 18 percent per annum or the maximum lawful rate. The "worth at the time of award" of the amount referred to in Section (iii) is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent;
(b) The "time of award" as used in clauses (i), (ii) and (iii) above is the date on which judgment is entered by a court of competent jurisdiction; (c) The "reasonable value" of the amount referred to in clause (ii) above is computed by determining the mathematical product of (1) the "reasonable annual rental value" (as defined herein) and (2) the number of years, including fractional parts thereof, between the date of termination and the time of award. The "reasonable value" of the amount referred to in clause (iii) is computed by determining the mathematical product of (1) the annual Base Rent and other charges under this Lease and (2) the number of years including fractional parts thereof remaining in the balance of the term of this Lease after the time of award.

                  Even though Tenant has breached this Lease and abandoned the Premises, this Lease shall continue in effect for so long as Landlord does not terminate Tenant's right to possession, and Landlord may enforce all its rights and remedies under this Lease, including the right to recover rent as it becomes due. This remedy is intended to be the remedy described in California Civil Code
Section 1951.4, and the following provision from such Civil Code Section is hereby repeated: "The Lessor has the remedy described in California Civil Code
Section 1951.4 (lessor may continue lease in effect after lessee's breach and abandonment and recover rent as it becomes due, if lessee has right to sublet or assign, subject only to reasonable limitations)." Any such payments due Landlord shall be made upon demand therefor from time to time and Tenant agrees that Landlord may file suit to recover any sums falling due from time to time. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect in writing to terminate this Lease for such previous breach.

                  Exercise by Landlord of any one or more remedies hereunder granted or otherwise available shall not be deemed to be an acceptance of surrender of the Premises and/or a termination of this Lease by Landlord, whether by agreement or by operation of law, it being understood that such surrender and/or termination can be effected only by the written agreement of Landlord and Tenant. Any law, usage, or custom to the contrary notwithstanding, Landlord shall have the right at all times to enforce the provisions of this Lease in strict accordance with the terms hereof; and the failure of Landlord at any time to enforce its rights under this Lease strictly in accordance with same shall not be construed as having created a custom in any way or manner contrary to the specific terms, provisions, and covenants of this Lease or as having modified the same. Tenant and Landlord further agree that forbearance or waiver by Landlord to enforce its rights pursuant to this Lease or at law or in equity, shall not be a waiver of Landlord's right to enforce one or more of its rights in connection with any subsequent default. A receipt by Landlord of rent or other payment with knowledge of the breach of any covenant hereof shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision of this Lease shall be deemed to have been made unless expressed in writing and signed by Landlord. To the greatest extent permitted by law, Tenant waives the service of notice of Landlord's intention to re-enter as provided for in any statute, or to institute legal proceedings to that end, and also waives all right of redemption in case Tenant shall be dispossessed by a judgment or by warrant of any court or judge. The terms "enter," "re-enter," "entry" or "re-entry," as used in this Lease, are not restricted to their technical legal meanings. Any reletting of the Premises shall be on such terms and conditions as Landlord in its sole discretion may determine (including without limitation a term different than the remaining Lease Term, rental concessions, alterations and repair of the Premises, lease of less than the entire Premises to any tenant and leasing any or all other portions of the Project before reletting the Premises). Landlord shall not be liable, nor shall Tenants obligations hereunder be diminished because of, Landlord's failure to relet the Premises or collect rent due in respect of such reletting.

         25. TENANT'S REMEDIES/LIMITATION OF LIABILITY. Landlord shall not be in default hereunder unless Landlord fails to perform any of its obligations hereunder within 30 days after written notice from Tenant specifying such failure (unless such performance will, due to the nature of the obligation, require a period of time in excess of 30 days, then after such period of time as is reasonably necessary). All obligations of Landlord hereunder shall be construed as covenants, not conditions; and, except as may be otherwise provided in this Lease, Tenant may not terminate this Lease for breach of Landlord's obligations hereunder. All such obligations of Landlord under this Lease will be binding upon Landlord only during the period of its ownership of the Premises and not thereafter. The term "Landlord" in this Lease shall mean only the owner, for the time being of the Premises, and in the event of the transfer by such owner of its interest in the Premises, such owner shall thereupon be released and discharged from all obligations of Landlord thereafter accruing, but such obligations shall be binding during the Lease Term upon each new owner for the duration of such owner's ownership. Any liability of Landlord under this Lease shall be limited solely to its interest in the Project, and in no event shall any personal liability be asserted against Landlord in connection with this Lease nor shall any recourse be had to any other property or assets of Landlord.

         26. WAIVER OF JURY TRIAL. TENANT AND LANDLORD WAIVE ANY RIGHT TO TRIAL BY JURY OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN LANDLORD AND TENANT ARISING OUT OF THIS LEASE OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO.

         27. SUBORDINATION. This Lease and Tenant's interest and rights hereunder are and shall be subject and subordinate at all times to the lien of any first mortgage, now existing or hereafter created on or against the Project or the Premises, and all amendments, restatements, renewals, modifications, consolidations, refinancing, assignments and extensions thereof, without the necessity of any further instrument or act on the part of Tenant. Tenant agrees, at the election of the holder of any such mortgage, to attorn to any such holder. Tenant agrees upon demand to execute, acknowledge and deliver such instruments, confirming such subordination and such instruments of attornment as shall be requested by any such holder. Tenant hereby appoints Landlord attorney in fact for Tenant irrevocably (such power of attorney being coupled with an interest) to execute, acknowledge and deliver any such instrument and instruments for and in the name of the Tenant and to cause any such instrument to be recorded. Notwithstanding the foregoing, any such holder may at any times subordinate its mortgage to this Lease, without Tenant's consent, by notice in writing to Tenant, and thereupon this Lease shall be deemed prior to such mortgage without regard to their respective dates of execution, delivery or recording and in that event such holder shall have the same rights with respect to this Lease as though this Lease had been executed prior to the execution, delivery and recording of such mortgage and had been assigned to such holder. The term "mortgage" whenever used in this Lease shall be deemed to include deeds of trust, security assignments and any other encumbrances, and any reference to the "holder" of a mortgage shall be deemed to include the beneficiary under a deed of trust.

         28. MECHANIC'S LIENS. Tenant has no express or implied authority to create or place any lien or encumbrance of any kind upon, or in any manner to bind the interest of Landlord or Tenant in, the Premises or to charge the rentals payable hereunder for any claim in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs. Tenant covenants and agrees that it will pay or cause to be paid all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed on the Premises and that it will save and hold Landlord harmless from all loss, cost or expense based on or arising out of asserted claims or liens against the leasehold estate or against the interest of Landlord in the Premises or under this Lease. Tenant shall give Landlord immediate written notice of the placing of any lien or encumbrance against the Premises and cause such lien or encumbrance to be discharged within 30 days of the filing or recording thereof; provided, however, Tenant may contest such liens or encumbrances as long as such contest prevents foreclosure of the lien or encumbrance and Tenant causes such lien or encumbrance to be bonded or insured over in a manner satisfactory to Landlord within such 30 day period.

         29. ESTOPPEL CERTIFICATES. Tenant agrees, from time to time, within 10 business days after request of Landlord, to execute and deliver to Landlord, or Landlord's designee, any estoppel certificate reasonably requested by Landlord stating that this Lease is in full force and effect, the date to which rent has been paid, that Landlord is not in default hereunder (or specifying in detail the nature of Landlord's default), the termination date of this Lease and such other matters pertaining to this Lease as may be requested by Landlord. Tenant's obligation to furnish each estoppel certificate in a timely fashion is a material inducement for Landlord's execution of this Lease. No cure or grace period provided in this Lease shall apply to Tenant's obligations to timely deliver an estoppel certificate.

         30. ENVIRONMENTAL REQUIREMENTS. Except for Hazardous Material contained in products used by Tenant in de minimis quantities for ordinary cleaning and office purposes, Tenant shall not permit or cause any party to bring any Hazardous Material upon the Premises or transport, store, use, generate, manufacture or release any Hazardous Material in or about the Premises without Landlord's prior written consent. Tenant, at its sole cost and expense, shall operate its business in the Premises in strict compliance with all Environmental Requirements, and shall remediate in a matter satisfactory to Landlord any Hazardous Materials released on or from the Project by Tenant, its agents, employees, contractors, subtenants or invitees. Tenant shall complete and certify to disclosure statements as requested by Landlord from time to time relating to Tenant's transportation, storage, use, generation, manufacture, or release of Hazardous Materials on the Premises. The term "Environmental Requirements" means all applicable present and future statutes, regulations, ordinances, rules, codes, judgments, orders or other similar enactments of any governmental authority or agency regulating or relating to health, safety, or environmental conditions on, under, or about the Premises or the environment, including without limitation, the following: the Comprehensive Environmental Response, Compensation and Liability Act; the Resource Conservation and Recovery Act; and all state and local counterparts thereto, and any regulations or policies promulgated or issued thereunder. The term "Hazardous Materials" means and includes any substance, material, waste, pollutant, or contaminant listed or defined as hazardous or toxic, under any Environmental Requirements, asbestos and petroleum, including crude oil or any fraction thereof, natural gas, or synthetic gas usable for fuel (or mixtures of natural gas and such synthetic gas). As defined in Environmental Requirements, Tenant is and shall be deemed to be the "operator" or Tenant's "facility" and the "owner" of all Hazardous Materials brought on the Premises by Tenant, its agents, employees, contractors or invitees, and the wastes, by-products, or residues generated, resulting, or produced therefrom.

                  Tenant shall indemnify, defend, and hold Landlord harmless from and against any and all losses (including, without limitation, diminution in value of the Premises or the Project and loss of rental income from the Project), claims, demands, actions, suits, damages (including, without limitation, punitive damages), expenses (including, without limitation, remediation, removal, repair, corrective action, or cleanup expenses), and costs (including, without limitation, actual attorneys' fees, consultant fees or expert fees and including, without limitation, removal or management of any asbestos brought into the Premises by Tenant, its agents, employees, contractors or invitees, or disturbed in breach of the requirements of this Paragraph 30, regardless of whether such removal or management is required by law) which are brought or recoverable against, or suffered or incurred by Landlord as a result of any release of Hazardous Materials for which Tenant is obligated to remediate as provided above or any other breach of the requirements under this Paragraph 30 by Tenant, its agents, employees, contractors, subtenants, assignees or invitees, regardless of whether Tenant had knowledge of such noncompliance. The obligations of Tenant under this Paragraph 30 shall survive any termination of this Lease.

                  Landlord shall have access to, and a right to perform inspections and tests of, the Premises to determine Tenant's compliance with Environmental Requirements, its obligations under this Paragraph 30, or the environmental condition of the Premises. Access shall be granted to Landlord upon Landlord's prior notice to Tenant and at such times so as to minimize, so far as may be reasonable under the circumstances, any disturbance to Tenant's operations. Such inspections and tests shall be conducted at Landlord's expense, unless such inspections or tests reveal that Tenant has not complied with any Environmental Requirement, in which case Tenant shall reimburse Landlord for the cost of such inspection and tests. Landlord's receipt of or satisfaction with any environmental assessment in no way waives any rights that Landlord bolds against Tenant.

         31. RULES AND REGULATIONS. Tenant shall at all times during the Lease Term and any extension thereof, comply with all reasonable rules and regulations at any time or from time to time established by Landlord covering use of the Premises and the Project. The current rules and regulations are attached hereto. In the event of any conflict between said rules and regulations and other provisions of this Lease, the other terms and provisions of this Lease shall control. Landlord shall not have any liability or obligation for the breach of any rules or regulations by other tenants in the Project.

         32. SECURITY SERVICE. Tenant acknowledges and agrees that, while Landlord may patrol the Project, Landlord is not providing any security Services with respect to the Premises and that Landlord shall not be liable to Tenant for, and Tenant waives any claim against Landlord with respect to, any loss by theft or any other damage suffered or incurred by Tenant in connection with any unauthorized entry into the Premises or any other breach of security with respect to the Premises.

         31 FORCE MAJEURE. Landlord shall not be held responsible for delays in the performance of its obligations hereunder when caused by strikes, lockouts, labor disputes, acts of God, inability to obtain labor or materials or reasonable substitutes therefor, governmental restrictions, governmental regulations, governmental controls, delay in issuance of permits, enemy or hostile governmental action, civil commotion, fire or other casualty, and other causes beyond the reasonable control of Landlord ("Force Majeure").

         34. ENTIRE AGREEMENT. This Lease constitutes the complete agreement of Landlord and Tenant with respect to the subject matter hereof. No representations, inducements, promises or agreements, oral or written, have been made by Landlord or Tenant, or anyone acting on behalf of Landlord or Tenant, which are not contained herein, and any prior agreements, promises, negotiations, or representations are superseded by this Lease. This Lease may not be amended except by an instrument in writing signed by both parties hereto.

         35. SEVERABILITY. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby. It is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added, as a part of this Lease, a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

         36. BROKERS. Tenant represents and warrants that it has dealt with no broker, agent or other person in connection with this transaction and that no broker, agent or other person brought about this transaction, other than the broker, if any, set forth on the first page of this Lease, and Tenant agrees to indemnify and hold Landlord harmless from and against any claims by any other broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with Tenant with regard to this leasing transaction.

         37. MISCELLANEOUS. (a) Any payments or charges due from Tenant to Landlord hereunder shall be considered rent for all purposes of this Lease.

         (b) If and when included within the term "Tenant," as used in this instrument, there is more than one person, firm or corporation, each shall be jointly and severally liable for the obligations of Tenant.

         (c) All notices required or permitted to be given under this Lease shall be in writing and shall be sent by registered or certified mail, return receipt requested, or by a reputable national overnight courier service, postage prepaid, or by hand delivery addressed to the parties at their addresses below, and with a copy sent to Landlord at 14100 East 35th Place, Aurora, Colorado 80011. Either party may by notice given aforesaid change its address for all subsequent notices. Except where otherwise expressly provided to the contrary, notice shall be deemed given upon delivery.

         (d) Except as otherwise expressly provided in this Lease or as otherwise required by law, Landlord retains the absolute right to withhold any consent or approval.

         (e) At Landlord's request from time to time Tenant shall furnish Landlord with true and complete copies of its most recent annual and quarterly financial statements prepared by Tenant or Tenant's accountants any other financial information or summaries that Tenant typically provides to its lenders or shareholders.

         (f) Neither this Lease nor a memorandum of lease shall be filed by or on behalf of Tenant in any public record. Landlord may prepare and file, and upon request by Landlord Tenant will execute, a memorandum of lease.

         (g) The normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Lease or any exhibits or amendments hereto.

         (h) The submission by Landlord to Tenant of this Lease shall have no binding force or effect, shall not constitute an option for the leasing of the Premises, nor confer any right or impose any obligations upon either party until execution of the Lease by both parties.

         (i) Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires. The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this lease, or any provision hereof, or in any way affect the interpretation of this Lease.

         (j)) Any amount not paid by Tenant within 5 days after written notice (provided that Landlord shall not be required to provide notice of monetary default more than twice in any 12 month period or more than four (4) times during the term of this Lease, as it may be extended) from the date such payment was due after its due date in accordance with the terms of this Lease shall bear interest from such due date until paid in full at the lesser of the highest rate permitted by applicable law or 12 percent per year. It is expressly the intent of Landlord and Tenant at all times to comply with applicable law governing the maximum rate or amount of any interest payable on or in connection with this Lease. If applicable law is ever judicially interpreted so as to render usurious any interest called for under this Lease; or contracted for, charged, taken, reserved, or received with respect to this Lease, then it is Landlord's and Tenant's express intent that all excess amounts theretofore collected by Landlord be credited on the applicable obligation (or, if the obligation has been or would thereby be paid in full, refunded to Tenant), and the provisions of this Lease immediately shall be deemed reformed and the amounts thereafter collectible hereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder.

         (k) Construction and interpretation of this Lease shall be governed by the laws of the state in which the Project is located, excluding any principles of conflicts of laws.

         (l) Time is of the essence as to the performance of the parties obligations under this Lease.

         (m) All exhibits and addenda attached hereto are hereby incorporated into this Lease and made a part hereof. In the event of any conflict between such exhibits or addenda and the terms of this Lease, such exhibits or addenda shall control.

         39. Limitation Of Liability Of Trustees, Shareholders, And Officers Of Security Capital Industrial Trust. Any obligation or liability whatsoever of Security Capital Industrial Trust, a Maryland real estate investment trust, which may arise at any time under this Lease or any obligation or liability which may be incurred by it pursuant to any other instrument, transaction, or undertaking contemplated hereby shall not be personally binding upon, nor shall resort for the enforcement thereof be had to the property of, its trustees, directors, shareholders, officers, employees or agents, regardless of whether such obligation or liability is in the nature of contract, tort, or otherwise.

         IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.

TENANT:                                                      LANDLORD:
SteriGenics International, a California Corporation          SCI Limited Partnership-I, a
    /s/signature unreadable                                  Delaware Limited Partnership
    Sr. VP Engineering
By:        for                                                By:    /s/ signature unreadable
   ----------------------------------------------                ------------------------------
       James F. Clouser                                              Irving F. Lyons, III
Title: President and CEO                                      Title: Managing Director

Address:                                                      Address:
4020 Clipper Court                                            47775 Fremont Boulevard
Fremont, CA 94538                                             Fremont, CA 94538

                              Rules and Regulations
                              ---------------------

1. The sidewalk, entries, and driveways of the Project shall not be obstructed by Tenant, or its agents, or used by them for any purpose other than ingress and egress to and from the Premises.

2. Tenant shall not place any objects, including antennas, outdoor furniture, etc., in the parking areas, landscaped areas or other areas outside of its Premises, or on the roof of the Project.

3. Except for seeing-eye dogs, no animals shall be allowed in the offices, halls, or corridors in the Project.

4. Tenant shall not disturb the occupants of the Project or adjoining buildings by the use of any radio or musical instrument or by the making of loud or improper noises.

5. If Tenant desires telegraphic, telephonic or other electric connections in the Premises, Landlord or its agent will direct the electrician as to where and how the wires may be introduced; and, without such direction, no boring or cutting of wires will be permitted. Any such installation or connection shall be made at Tenant's expense.

6. Tenant shall not install or operate any steam or gas engine or boiler, or other mechanical apparatus in the Premises, except as specifically approved in the Lease. The use of oil, gas or inflammable liquids for heating, lighting or any other purpose is expressly prohibited. Explosives or other articles deemed extra hazardous shall not be brought into the Project.

7. Parking any type of recreational vehicles is specifically prohibited on or about the Project. Except for the overnight parking of operative vehicles, no vehicle of any type shall be stored in the parking areas at any time. In the event that a vehicle is disabled, it shall be removed within 48 hours. There shall be no "For Sale" or other advertising signs on or about any parked vehicle. All vehicles shall be parked in the designated parking areas in conformity with all signs and other markings. All parking will be open parking, and no reserved parking, numbering or lettering of individual spaces will be permitted except as specified by Landlord.

8. Tenant shall maintain the Premises free from rodents, insects and other pests.

9. Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs or who shall in any manner do any act in violation of the Rules and Regulations of the Project.

10. Tenant shall not cause any unnecessary labor by reason of Tenant's carelessness or indifference in the preservation of good order and cleanliness. Landlord shall not be responsible to Tenant for any loss of property on the Premises, however occurring, or for any damage done to the effects of Tenant by the janitors or any other employee or person.

11. Tenant shall give Landlord prompt notice of any defects in the water, lawn sprinkler, sewage, gas pipes, electrical lights and fixtures, heating apparatus, or any other service equipment affecting the Premises.

12. Tenant shall not permit storage outside the Premises, including without limitation, outside storage of trucks and other vehicles, or dumping of waste or refuse or permit any harmful materials to be placed in any drainage system or sanitary system in or about the Premises.

13. All moveable trash receptacles provided by the trash disposal firm for the Premises must be kept in the trash enclosure areas, if any, provided for that purpose.

14. No auction, public or private, will be permitted on the Premises or the Project.

15. No awnings shall be placed over the windows in the Premises except with the prior written consent of Landlord.

16. The Premises shall not be used for lodging, sleeping or cooking or for any immoral or illegal purposes or for any purpose other than that specified in the Lease. No gaming devices shall be operated in the Premises.

17. Tenant shall ascertain from Landlord the maximum amount of electrical current which can safely be used in the Premises, taking into account the capacity of the electrical wiring in the Project and the Premises and the needs of other tenants, and shall not use more than such safe capacity. Landlord's consent to the installation of electric equipment shall not relieve Tenant from the obligation not to use more electricity than such safe capacity.

18. Tenant assumes full responsibility for protecting the Premises from theft, robbery and pilferage.

19. Tenant shall not install or operate an the Premises any machinery or mechanical devices of a nature not directly related to Tenant's ordinary use of the Premises and shall keep all such machinery free of vibration, noise and air waves which may be transmitted beyond the Premises.

                                    EXHIBIT A

                                    [DIAGRAM]

                           HAYWARD INDUSTRIAL CENTER
                                   PHASE III

                                    EXHIBIT B

                                    [DIAGRAM]

                HAYWARD INDUSTRIAL CENTER, PHASE III, BUILDING G
                 2311-2319 LINCOLN AVENUE, HAYWARD, CALIFORNIA

                                    PREMISES

                                    EXHIBIT C

                              [Company Letterhead]


                                  SIGN CRITERIA
                                  -------------

                            HAYWARD INDUSTRIAL CENTER
                           TENANT IDENTIFICATION SIGNS

BASIC IDENTIFICATION SIGN:

Each Tenant is allowed a basic identification sign to display company name in 11" microgramma letters the color of which shall match the accent stripes on the building. Logos or symbols of the same construction as letters are allowed a maximum of 20" in any one dimension, color may be determined by Tenant and approved by ownership. Letters and logos are to be non-illuminated and individually mounted with the building facade providing the background. Corporate or company names will be listed in capital letters only, no lower case letters are allowed. Letter height will remain consistent at 11" with the length of the sign varying according to the length of the name displayed. Logos or symbols are to be centered from top to bottom in the sign area. Names will be mounted depending upon office location as per Exhibits A & B. Logo placement is dependent upon sign location. This Tenant building sign while be restricted to company or corporate name and logo or symbol only, no division names, descriptions of services or slogans are allowed in this sign area. A layout of letter placement is to be approved by the ownership prior to installation.

WINDOW SIGNS

Identity signs displaying trademarks or logos may be used on the glass panel to the left or the right of the entrance door depending upon location of basic identification sign (see above), i.e., if identification sign is mounted to the right of the outside window frame, then window sign would be placed on glass panel to the left of the entrance door (see Exhibits A & B). These signs may be either painted or pressure sensitive vinyl or a combination of both. Company names shall be listed in 3" white pressure sensitive capital letters in the microgramma style. Logos and symbols may be in corporate colors as determined by Tenant. Tenant Is required to submit a layout to the ownership for final approval.

                                   ADDENDUM I

                                  CONSTRUCTION
                                   (ALLOWANCE)

                  ATTACHED TO AND A PART OF THE LEASE AGREEMENT
                         DATED August 16, 1996, BETWEEN

                            SCI Limited Partnership-I

                                       and

                            SteriGenics International

a. Initial Tenant Improvements: Allowance. The leasehold improvements to be constructed by Tenant (the "Initial Tenant Improvements)", at Tenant's sole cost and expense (except for the hereinbelow described "Allowance", are generally described in the preliminary plans and specifications (the "Preliminary Plans") identified on Attachment 1 to this Addendum and shall be constructed in accordance with the Final Plans to be submitted by Tenant and reviewed and approved by Landlord in accordance with the provisions of Paragraph (b) of this Addendum.

         Note: Landlord, at Landlord's sole cost and expense, shall construct the following improvements without regard to the tenant improvement maximum as stated below:

         -        repair cracks and protrusions in warehouse floor
         -        remove, cap, and back-fill existing floor drains in warehouse
         - reinstall two rows of fluorescent warehouse lighting (not to exceed six two- bulb 8' chain hung fluorescent fixtures per row)
         - remove inoperable electrical service panel/disconnect at exterior of electrical service room on interior of premises.

         Landlord shall have no obligation to construct or to pay for the construction of the Initial Tenant Improvements. However, in addition to Landlord's obligation to perform the Landlord's Improvements in accordance with Addendum 1 above, Landlord agrees to contribute toward the cost of construction of the Initial Tenant Improvements the cash sum of up to $72,750 (the "Allowance"). The construction costs that may be reimbursed from the Allowance shall Include only the following: costs of labor, equipment, supplies and materials furnished for construction of the Initial Tenant Improvements; governmental fees and charges for required permits, plan checks, and inspections for the Initial Tenant Improvements; charges for Tenant's design professionals; and charges for Landlord's design professionals for review of plans and monitoring of construction or installation of the Initial Tenant Improvements. No other costs, fees or expenses of the Initial Tenant Improvements shall be reimbursable out of the Allowance.

         Landlord's payment of the Allowance, or such portion thereof as Tenant may be entitled to, shall be made within thirty (30) days after each and all of the following conditions shall have been satisfied: (1) the Initial Tenant Improvements shall have been substantially completed in accordance with the Final Plans; (2) Tenant shall have delivered to Landlord satisfactory evidence that all mechanics lien rights of all contractors, suppliers, subcontractors, or materialmen furnishing labor, supplies or materials in the construction or installation of the Initial Tenant Improvements have been unconditionally waived, released, or extinguished; (3) Tenant shall have delivered to Landlord paid receipts or other written evidence satisfactorily substantiating the actual amount of the construction costs of the Initial Tenant Improvements; (4) Tenant shall have delivered to Landlord a temporary or final certificate of occupancy for the Premises; (5) Tenant shall not then be in default of any of the provisions of the Lease; (6) Tenant shall have occupied and opened for business at the Premises; and
         (7) Tenant has submitted to Landlord the following: (i) original "jobsite copy" of the permit drawings; (ii) permit cards signed off by the building Inspector; (iii) a recorded copy of the notice of Completion issued by the building inspector of the City of Hayward;
         (iv) "as-built" drawings of the electrical, HVAC, plumbing and fire protection system; (v) one copy of all warranties and maintenance and operating manuals; (vi) a letter from Tenant's architect certifying that the Initial Tenant Improvements were completed in accordance with the Final Plans (defined below); and (vii) a copy of the Tenant's Contractor's (defined below) Application of Payment (ALA Document
         G702), certified by Tenant's architect. If Landlord claims any credits against the Allowance for any costs paid directly by Landlord to third parties, Landlord shall provide Tenant with evidence of payment of such costs.

b. Preparation and Review of Plans for Initial Tenant Improvements. The Preliminary Plans identified on Attachments 1 to this Addendum 1 have been approved by Landlord and signed by Landlord and Tenant for identification. However, such Preliminary Plans shall not be used by Tenant for the purposes of constructing or installing the Initial Tenant Improvements. Tenant, suing licensed architectural and engineering firms selected by Tenant and approved by Landlord (which approval shall not be unreasonably withheld or delayed), shall prepare or cause to be prepared and submitted, concurrently, and in each case by receipted courier or delivery service, to (i) Landlord's construction representative, (i) Kurt Fuller, 47775 Fremont Boulevard, Fremont, California, 94538, and (ii) Landlord's offices at 14100 East 35th Place, Aurora, Colorado 80011, attn: Mr. Donald Madsen, for landlord's review, complete and final architectural and engineering drawings and specifications (hereinafter collectively referred to as the "Final Plans"), consistent with the description of the Initial Tenant Improvements set forth on the Preliminary Plans.

         Subject to the provisions of Paragraph (c) of this Addendum 1, Landlord agrees that Tenant may commence construction of the Initial Tenant Improvements prior to finalization for the Final Plans and Landlord agrees that it shall cooperate with Tenant to review and approve portions of the Final Plans for different stages or elements of the work, or proposed Final Plans submitted at less than 100% completion, so that construction can proceed on a "fast track" basis. The approval process for all such portions of the Final Plans shall be substantially as set forth below, but any objection by Landlord to Final Plans submitted to Landlord may not be inconsistent with previously approved portions of the Final Plans. However, in no event shall any portion of the Initial Tenant Improvements be constructed or installed unless and until Landlord has approved (or is deemed to have approved) Final Plans at 100 % completion for such portion of the work.

         Each set of proposed Final Plans furnished by Tenant shall include at least two (2) sets of prints. The Final Plans shall be compatible with the design, construction, and equipment of the building, and shall be capable of logical measurement and construction. Unless Landlord shall otherwise agree in writing, the Final Plans shall be signed/stamped by Tenant's architect or engineer, as applicable, and shall include (to the extent relevant or applicable to the portion of the work for which Tenant is seeking Final Plan approval) each and all of the following:
         (i) a Partition (Floor) Plan, @ 1/8" = 1'-0" minimum scale, including partition types, partition construction sections and details, and door/frame/hardware schedules; (ii) a Reflected Ceiling Plan, @ 1/8" = 1'-0" minimum scale, including ceiling construction and specifications for ceiling lighting fixtures; (iii) a Telephone/Electrical/Communications Plan, @ 1/8" = 1'-0" minimum scale, including a complete schedule, cross-referenced to said plan, of Tenant's telephone/electric/communications equipment and providing said equipment's electrical power specifications, requirements and heat output: (iv) a Final Plan, including all finish specifications and U.L. and/or County "approval numbers" where required; (v) Elevations, @ 1/2" = 1'0" minimum scale, interior, of all walls, with detail/section cross-references where appropriate; exterior, of Tenant's portion of the permitted Building-front wall, clearly indicating the appearance of Tenants space, including its signage, at/through Tenant's permitted Building window wall (if any); (vi) details and sections, scale as required, for all partition types, structural elements and connections, and custom installations where they occur (HVAC, lighting, etc); (vii) details and sections, scale as required, for all signage and graphics;
         (viii) a Structural Engineering plan, locating and detailing any modifications to the Building required to attach and/or support the Initial Tenant Improvements or Tenant's trade fixtures or equipment (this plan must be signed/stamped by a structural engineer licensed in the State in which the Premises are situated); (ix) Electrical Engineering Plans, for both electrical power and for lighting, including but not limited to: circulating diagrams; panel schedules; electrical equipment and lighting fixture schedules and sections; and electrical equipment and lighting fixture electrical load tabulations (these plans and calculations must be signed/stamped by an electrical engineer licensed in the State in which the Premises are situated); (x) Mechanical Engineering Plans, for both plumbing and for HVAC, including but not limited to: plumbing water and waste line plans; HVAC supply, return and exhaust plans; and HVAC tabulations for electrical equipment and lighting heat loads, cooling loads and air supply (these plans and calculations must be signed/stamped by a mechanical engineer licensed in the State in which the Premises are situated); (xi) a Fire Protection Plan, locating and detailing any fire protection/fire suppression system as may be required by code or other regulations governing Tenant's operations in the Premises (this plan must be signed/stamped by a fire protection engineer licensed in the State in which the Premises are situated); and (xii) any other or additional plans as may be related to Tenant's specific use of the Premises, such as plans for rooms enclosures, equipment or devices related to Tenant's permitted storage or use of Hazardous materials at the Premises (if any), or as may be required by local city ordinance or building code.

         Tenant shall submit all Final Plans (or portions thereof) concurrently to Landlord's construction representative and offices, as designated above for Landlord's review and approval. Landlord shall have five (5) business days after Landlord's receipt of the proposed Final Plans (or each such portion thereof) to review the same and notify Tenant in writing of any comments or required changes, or to otherwise give its approval or disapproval of such proposed Final Plans (or the portion thereof submitted to Landlord). If Landlord fails to give written comments to or disapprove the Final Plans (or the portion thereof submitted to Landlord) within such five (5) business day period, then Landlord shall be deemed to have approved the Final Plans (or portion thereof) as submitted. Tenant shall have five (5) business days following its receipt for Landlord's comments and objections to redraw the proposed Final Plans (or portion thereof submitted to Landlord) in compliance with Landlord's request and to resubmit the same for Landlord's final review and approval or comment within three (3) business days of Landlord's receipt of such revised plans. Such process shall be repeated as necessary until final approval or deemed approval by Landlord of the proposed Final Plans (or each portion thereof), at 100% completion, has been obtained. Landlord may at any time by written notice given in accordance with the notice provisions of the Lease change the name and/or address of the designated Landlord's construction representative to receive plans delivered by Tenant to Landlord.

         In the event that Tenant disagrees with any of the changes to the proposed Final Plans (or portion thereof) required by Landlord, then Landlord and Tenant shall consult with respect thereto and each party shall use all reasonable effort to promptly resolve any disputed elements of such proposed Final Plans (or portion thereof). Landlord and Tenant agree that if after consultation with each other and their respective architects they are unable to resolve any disputed items within three (3) business days of Landlord's written objection, then within three (3) business days thereafter (I) Landlord's architect shall select an architect who is unaffiliated with Landlord or tenant to resolve the dispute (the "Arbitrator")., and (ii) each party shall state to the Arbitrator its final position in writing as respects the disputed matter(s) The Arbitrator shall decide on each disputed matter within three (3) business days of submission of such matter, based solely on such written submissions and the consistency of the parties' submissions with the Preliminary Plans or previously approved portion of the Final Plans, as applicable, the Tenant's permitted use of the Premises and the general nature and design of the Project and adjacent properties. The parties consent to the jurisdiction of any appropriate court to enforce and enter judgments upon the decision of the Arbitrator. Tile losing party shall pay the cost of the Arbitrator, but each party shall otherwise bear its own costs and expenses in connection with the dispute.

         For purposes here, "business days" shall be all calendar days except Sundays and holidays observed by national banks in Alameda County, California, but Saturdays shall not constitute or be a business day for purposes of delivery of documents by one party to the other.

         Notwithstanding the preceding provisions of this Paragraph (b)), under no circumstances whatsoever shall (i) any combustible materials be utilized above finished ceiling or in any concealed space, (ii) any structural load, temporary or permanent, be exerted on any part of the Building without the prior written approval of Landlord, or (iii) any holes be cut or drilled in any part of the roof or other portion of the Building shell without the prior written approval of Landlord.

         In the event that Tenant proposes any changes to the Final Plans (or any portion thereof) after the same have been approved by Landlord, Landlord shall not unreasonably withhold its consent to any such changes, provided the changes do not, in Landlord's reasonable opinion, adversely affect the Building structure, systems, or equipment, or the external appearance of the Premises.

         As soon as Final Plans (or a portion thereof sufficient to permit commencement of construction or installation of the Initial Tenant Improvements, if Tenant elects to proceed with a "fast track" construction) are mutually agreed upon, Tenant shall use diligent efforts to obtain all required permits authorizations, and licenses form appropriate governmental authorities for construction of the Initial Tenant Improvements (or such portion thereof, as applicable). Tenant shall be solely responsible for obtaining any business or other license or permit required for the conduct of its business at the Premises.

c. Construction of the Initial Tenant Improvements. Construction or installation of the Initial Tenant Improvements shall be performed by a licensed general contractor or contractors selected by Tenant and approved by Landlord, such approval not to be unreasonably withheld or delayed (the "Tenant's Contractor", whether one or more), pursuant to a written construction contract negotiated and entered into by and between the Tenant's Contractor and Tenant and approved by Landlord (such approval not to be unreasonably withheld or delayed). Each such contract shall (i) obligate Tenant's Contractor to work in harmony with the employees, contractors own suppliers of Landlord involved in the construction work being performed by Landlord pursuant to Addendum B to the Lease, and to comply with all rules and regulations of Landlord of general applicability relating to construction activities in the Project, (ii) name Landlord as an additional indemnitee under the provisions of the contract whereby the Tenant's Contractor holds Tenant harmless form and against any and all claims, damages, losses, liabilities and expenses arising out of or resulting form the performance of such work, (iii) name Landlord as a beneficiary of (and a party entitled to enforce) all of the warranties for the Tenant's Contractors with respect to the work performed thereunder and the obligation of the Tenant's Contractor to replace defective materials and correct defective ownership for a period of not less than one (1) year following substantial completion of the work under such contract,
         (iv) evidence the agreement of the Tenant's Contractor that the provisions of the Lease shall control over the provisions of the Contract with respect to distribution or use of insurance proceed, in the event of a casualty during construction and (v) evidence with waiver and release by the Tenant's Contractor of any lien or right to assert a lien on all or any portion of the fee estate of Landlord in and to the Project as a result for the work performed or to be performed hereunder (and obligating the Tenant's Contractor to include a substantially similar release and waiver provision in all subcontracts and purchase orders entered under or pursuant to the contract).

         Tenant acknowledges and understands that all roof penetrations involved in the construction of the Initial Tenant improvements must be performed by the Building shell roofing contractor. All costs, fees and expenses incurred with such contractor in performing such work shall be a cost for the Initial Tenant Improvements, payable in accordance with the provisions of this Addendum. Tenant or Tenant's Contractor shall be responsible for all water, gas, electricity, sewer or other utilities used or consumed at the Premises during the construction of the Initial Tenant Improvements.

         Tenant specifically agrees to carry, or cause the Tenant Contractor to carry, during all such items as the Tenant's work is being performed,
         (a) builder's risk completed value insurance on the Initial Tenant Improvements, in an amount not less than Four Million Dollars ($4,000,000.00), (b)a policy of insurance covering commercial general liability, in an amount not less than One Million Dollars ($1,000,000.00), combined single limit for bodily injury and property damage per occurrence (and combined single limit coverage of $2,000,000.00 in the aggregate), and automobile liability coverage (including owned, nonowned and hired vehicles) in an amount not less than One Million Dollars ($1,000,000.00) combined single limit (each person, each accident), and endorsed to show Landlord as an additional insured, and (c) workers' compensation insurance as required by law, endorsed to show a waiver of subrogation by the insurer to any claim the Tenant's Contractor may have against Landlord. Tenant shall not commence construction of the Initial Tenant Improvements (or any portion thereof) until Landlord has issued to Tenant a written authorization to proceed with construction, which Landlord agrees to issue to Tenant within one (1) business day after Tenant has delivered to Landlord's construction representative (i) certificates for the insurance policies described above, (ii) copies of all permits required for construction of the Initial Tenant Improvements (or applicable portion thereof, if Tenant elects to proceed with a "fast track" construction) and a copy of the permitted Final Plans (or applicable portion thereof) as approved by the appropriate governmental agency, a
         (iii) copy of each signed construction contract for the Initial Tenant Improvements (a copy of each subsequently signed contract shall be forwarded to Landlord's construction representative without request or demand, promptly after execution thereof and prior to the performance of any work thereunder), and (iv) list of names, addresses and phone numbers of all subcontractors, contractors and suppliers involved in performing the Initial Tenant Improvements. All of the construction shall be the responsibility of and supervised by Tenant.

d. Requirements for Tenant's Work. All of Tenant's construction with respect to the Premises shall be performed in substantial compliance with this Addendum and the Final Plans therefor previously approved in writing by Landlord (and any changes thereto approved by Landlord as herein provided), and in a good and workmanlike manner, utilizing only new materials. All such work shall be performed by Tenant in strict compliance with all applicable building codes, regulations and all other legal requirements. All materials utilized in he construction of Tenant's work must be confined to within the Premises. All trash and construction debris not located wholly within the Premises must be removed each day form the Project at the sole cost and expense of Tenant. Landlord shall have the right at all times to monitor the work for compliance with the requirements of this Addendum. If Landlord determines that any such requirements are not being strictly complied with, Landlord may immediately require the cessation of all work being performed in or around the Premises or the Project until such time as Landlord is satisfied that the applicable requirements will be observed. Any approval given by Landlord with respect to Tenant's construction of the Preliminary plans or Final Plans therefor, and/or any monitoring of Tenants work by Landlord, shall not make Landlord liable or responsible in any way for the condition, quality or function of such matters or constitute any undertaking, warranty or representation by Landlord with respect to any of such matters. So long as Landlord reviews and responds to the plan submissions to Landlord as provided in this Addendum, no delays in plan approval, and no delays in construction of the Initial Tenant Improvements, shall delay the Commencement Date of this Lease.

e. No Liens: Indemnification. Tenant shall have no authority to place any lien upon the Premises or the Project or any portion thereof or interest therein, nor shall Tenant have any authority in any way to bind Landlord, and any attempt to do so shall be void and of no effect. If, because of any actual or alleged act or omission of Tenant, or Tenant's Contractor, or any subcontractors or materialmen, any lien, affidavit, charge or other for the payment of money shall be filed against Landlord, the Promises, the Project, or any portion thereof, or interest herein, whether or not such lien, affidavit, charge or order is valid or enforceable, Tenant shall, at its sole cost and expense, cause the same to be discharged of record by payment, bonding or otherwise no later than fifteen (15) days after notice to Tenant of the filing hereof, but in any event prior to the foreclosure thereof.

         With respect to the contract for labor or materials for construction of the Initial Tenant Improvements, Tenant acts as principal and not as the agent of Landlord. Landlord expressly disclaims liability of the cost of labor performed for or supplies or materials furnished to Tenant. Landlord may post one or more "notices of non-responsibility" for Tenants work on the Project. No contractor of Tenant is intended to be a third-party beneficiary with respect to he costs for construction of the Initial Tenant Improvements. Tenant agrees to indemnify, defend and hold Landlord, the Premises and the Project, harmless form all claims (including all costs and expenses of defending against such claims) arising or alleged to arise from any act or omission of Tenant or Tenant's agents, employees, contractor, subcontractors, suppliers, materialmen, architects, designers, surveyors, engineers, consultants, laborers, or invitees, or arising from any bodily injury or a property damage occurring or alleged to have occurred incident to any of the work to be performed by Tenant or its contractors or subcontractors with respect to the Promises.

         Default by Tenant under this Addendum 1 shall constitute a default by Tenant under the Lease for all purposes.

                                  ATTACHMENT 1
                                       to
                                   ADDENDUM 1

         Identification of Preliminary Plans:

                  The "Preliminary Plans" for the Initial Tenant Improvements heretofore approved by Landlord are identified as the plans prepared by D.E.S.; bearing Project No. _______, dated _________________, and consisting of __ sheets signed by Landlord and Tenant.

                                   ADDENDUM 2

                STORAGE AND USE OF PERMITTED HAZARDOUS MATERIALS

                  ATTACHED TO AND A PART OF THE LEASE AGREEMENT
                          DATED August 16, 1996 BETWEEN

                            SCI Limited Partnership-I
                                       and
                            SteriGenics International

1.       Permitted Hazardous Materials and Use.

         (a) Tenant has requested Landlord's consent to use the Hazardous Materials listed below in its business at the Premises (the "Permitted Hazardous Materials'). Subject to the conditions set forth herein, Landlord hereby consents to the Use (hereinafter defined) of the Permitted Hazardous Materials. Any Permitted Hazardous Materials on the Premises will be generated, used, received, maintained, treated, stored, or disposed in a manner consistent with good engineering practice and in compliance with all Environmental Requirements.

                  Permitted Hazardous Material (including maximum quantities):

                  (To be provided by Tenant on or before September 1, 1996)

                  The storage, uses or processes involving the Permitted Hazardous Materials (the "Use") are described below.

                  Use [If limited to receiving and storage, so specify]:

                  (To be provided by Tenant on or before September 1, 1996)

2.       No Current Investigation

         Tenant represents and warrants that it is not currently subject to an inquiry, regulatory investigation, enforcement order, or any other proceeding regarding the generation, use, treatment, storage, or disposal of a Hazardous Material.

3.       Notice and Reporting

         Tenant immediately shall notify Landlord in writing of any spill, release, discharge, or disposal of any Hazardous Material in, on or under the Premises or the Project handled or used by Tenant, its agents, employees, contractors, or invitees. All reporting obligations imposed by Environmental Requirements are strictly the responsibility of Tenant relating to hazardous materials used or handled by Tenant, its agents, employees, contractors or invitees.

         Tenant shall supply to Landlord within 5 business days after Tenant first receives or sends the same, copies of all claims, reports, complaints, notices, warnings or asserted violations relating in any way to Tenant's use of the Premises.

4.       Indemnification.

         Tenants indemnity obligation under the Lease with respect to azardous Materials shall include indemnification for the liabilities, expenses and other losses described therein as a result of the of the ues Hazardous Materials or the breach of Tenant's obligations or representations set forth above. It is the intent of this provision that Tenant be strictly liable to Landlord a result of the use by Tenant, its agents, employees, contractors, or invitees of Hazardous Materials without regard to the fault or negligence of Tenant, Landlord or any third party.

5.       Disposal Upon Lease Termination.

         At the expiration or earlier termination of the Lease, Tenant, at its sole cost and expense, shall: (i) remove and dispose off-site any drums, containers, receptacles, structures, or tanks storing or containing Hazardous Materials (or which have stored or contained Hazardous Materials) placed on Premises by Tenant, its agents, employees, contractors, or invitees and the contents thereof; (ii) remove, empty, and purge all underground and above ground storage tank systems, including connected piping, of all vapors, liquids, sludges and residues; and (iii) restore the Premises to its original condition. Such activities shall be performed in compliance with all Environmental Requirements and to the satisfaction of Landlord. Landlord's satisfaction with such activities or the condition of the Premises does not waive, or release Tenant from, any obligations hereunder.

                                   ADDENDUM 3

                              VACATION OF PREMISES

                  ATTACHED TO AND A PART OF THE LEASE AGREEMENT
                         DATED August 16,1996 , BETWEEN

                            SCI Limited Partnership-I
                                       and
                            SteriGenics International

         Tenant's vacating of the Premises shall not constitute an Event of Default if, prior to vacating the Premises, Tenant has made arrangements reasonably acceptable to Landlord to (a) insure that Tenant's insurance for the Premises will not be voided or cancelled with respect to the Premises as a result of such vacancy, (b) insure that the Premises are secured and not subject to vandalism, and (c) insure that the Premises will be properly maintained after such vacation. Tenant shall inspect the Premises at least once each month and report monthly in writing to Landlord on the condition of the Premises

                                   ADDENDUM 4

                           INDEMNIFICATION BY LANDLORD

                  ATTACHED TO AND A PART OF THE LEASE AGREEMENT

                         DATED August 16, 1996, BETWEEN

                           SCI Limited Partnership - I
                                       and
               SteriGenics International, a California Corporation

         Landlord convenants and agrees to indemnify and save Tenant, its employees and agents harmless of and from any and all claims, costs, expenses and liabilities, including, without limitation, attorney' fees, arising on account of or by reason of claims by third parties for injuries or death to persons or damages to property resulting from the negligence or willful misconduct of Landlord or its agents, employees, or contractors, to the extend not attributable to any negligence of Tenant, any assignee or subtenant of Tenant, or their respective employees, agents, or contractors. If a claim under the foregoing indemnity is made against the indemnity which the indemnitee believes to be covered by an indemnitor's indemnification obligations hereunder, the indemnitee shall promptly notify the indemnitor of the claim and, in such notice shall offer to the indemnitor the opportunity to assume the defense of the claim within 10 business days after receipt of the notice (with counsel reasonably acceptable to the indemnitee). If the indemnitor timely elects to assume the defense of the claim, the indemnitor shall have the right to settle the claim on any terms it considers reasonable and without the indemnitee's prior written consent, as long as the settlement shall not require the indemnitee to render any performance or pay any consideration, and the indemnitee shall not have the right to settle any such claim. If the indemnitor fails timely to elect to assume the defense of the claim or fails to defend the claim with diligence, then the indemnitee shall have the right to take over the defense of the claim and to settle the claim on any Terms the indemnitee considers reasonable. Any such settlement shall be valid as against the indemnitor. If the indemnitor assumes the defense of a claim, the indemnitee may employ its own counsel but such employment shall be at the sole expense of the indemnitee. If any such claim arises out of the negligence of both Landlord and Tenant, responsibility for such claim shall be allocated between Landlord and Tenant based on their respective degrees of negligence. This indemnity does not cover claims arising from the presence or release of Hazardous Materials.

                             FIRST ADDENDUM TO LEASE


         This FIRST ADDENDUM TO LEASE ("First Addendum") is dated for reference purposes as of 3/27, 1997 and is made by and between SCI Limited Partnership-1, a Delaware Limited Partnership ("Landlord"), and Sterigenics International, a California Corporation ("Tenant") to be a part of that certain Lease dated August 16, 1996, for the premises located at 2311 Lincoln Avenue, Hayward, California. Landlord and Tenant hereby agree that the Lease is hereby modified and supplemented as follows:

         1. Base Rent: Per the Lease agreement, Landlord agreed to reduce the base monthly rent $.01 per square foot per month for every unused dollar per square foot of Tenant Improvement allowance. The actual Tenant Improvement costs were $66,747 versus the $72,750 allowance. Therefore, commencing March 1, 1997, the monthly base rent shall be adjusted to $13,273.

         2. Effective Addendum: In the event of any inconsistency between this First Addendum and the Lease, the terms of this First Addendum shall prevail.

LANDLORD:                                  TENANT:

SCI Limited Partnership-I, a               Sterigenics International, a
Delaware Limited Partnership               California Corporation


By:      /s/ NED K. ANDERSON               By: /s/ JAMES F. CLOUSER
   --------------------------------           ------------------------------

Print Name: Ned K. Anderson                Print Name: James F. Clouser
Title: Senior Vice President               Title: President & CEO

Date:    4/29/97                           Date:    3/27/97
      ----------------------                     ------------------